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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                          _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  February 4, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5.   Other Events and Regulation FD Disclosure.
          -----------------------------------------

     On February 4, 2003, we filed a news release concerning our fourth quarter and full year results for fiscal 2002. The text of the news release is as follows:

     Danville, Va. February 4, 2003. Dan River Inc. (NYSE: DRF) today reported results for the fourth quarter and year ended December 28, 2002. Net sales for the fourth quarter of fiscal 2002 were $153.2 million, up $7.4 million or 5.0% from $145.8 million in the fourth quarter of fiscal 2001. For the fourth quarter of fiscal 2002, the Company reported net income of $4.2 million, or $0.19 per diluted share. These results compare to a net loss of $10.0 million or $0.46 per diluted share for the fourth quarter of fiscal 2001.

     Sales of Dan River's home fashions products for the fourth quarter of fiscal 2002 were $112.1 million, up $3.4 million or 3.1% from the fourth quarter of fiscal 2001. Sales of apparel fabrics were $31.3 million, up $3.7 million or 13.3%, and sales of engineered products were $9.8 million, up $0.3 million or 2.9%.

     For fiscal 2002 net sales were $612.9 million, down $18.1 million or 2.9% from $631.1 million for the 52 weeks of fiscal 2001. Before the cumulative effect of a change in an accounting principle related to goodwill, the Company reported income of $7.4 million, or $0.33 per diluted share for fiscal 2002, compared to a net loss of $20.9 million, or $0.96 per diluted share for fiscal 2001.

     For the 2002 fiscal year, net sales of Dan River home fashions products were $441.2 million, down $28.7 million, or 6.1%, from fiscal 2001. Net sales of apparel fabrics were $131.5 million, up $12.6 million or 10.6%, and net sales of engineered products were $40.3 million, down $2.0 million or 4.8%.

     "We are pleased to be able to deliver these fourth quarter and full year operating results," commented Joseph L. Lanier, Jr., Chairman and CEO. "At this time last year, we had set in motion a plan that would allow us to return to our historic levels of profitability. All the necessary actions had been taken to bring inventory and capacity levels more in line with the current business environment. Our expectations materialized in 2002 as our operations ran at more normal levels, raw material prices declined, and our product mix and margins improved."

     "Accordingly, we were able to generate significantly increased cash flow in fiscal 2002 due to the successful execution of our plan and our focus on working capital management," commented Mr. Lanier, "enabling us to repay $73.4 million of debt during fiscal 2002. Total debt at year end fiscal 2002 was $252 million, down from $369 million just two years ago. Both our existing credit facility and our senior subordinated notes mature this year in the third and fourth quarter, and accordingly, they are reflected in the current portion of long term debt on our balance sheet. We are currently monitoring market conditions and intend to refinance our bank debt with a new credit facility and our senior subordinated notes with a new issue of notes when market conditions are favorable. We expect that we will complete these refinancings prior to the respective maturities of our existing credit facility and notes."

     In closing, Mr. Lanier said, "As we look to fiscal 2003, we presently expect sales and operating results similar to fiscal 2002. For the full fiscal year of 2003, we are anticipating net income of $0.40 to $0.45 per share. In the first quarter of fiscal 2003, we are expecting net income of $0.05 to $0.10 per share."

     The fiscal 2001 fourth quarter results include net nonrecurring pre-tax charges of $4.3 million, consisting mostly of a noncash writedown in connection with the manufacturing consolidation announced by the Company in December 2001. In addition, in the fourth quarter of fiscal 2001 the Company recorded $3.5 million in bad debt expense related to the Kmart Corporation bankruptcy filing.

     Included in the full fiscal 2002 results is a one-time increase in income tax expense of $2.8 million, attributable to the tax law changes associated with the Job Creation and Worker Assistance Act of 2002, and a $1.6 million pre-tax charge ($1.0 million after tax) for bad debt expense related to the Chapter 11 filing of Kmart Corporation. The fiscal 2001 results include a one-time tax benefit of $5.0 million recorded as a result of the completion of an IRS examination and goodwill amortization expense of $3.6 million.

     In compliance with the new accounting pronouncement, SFAS No. 142, "Impairment of Goodwill and Intangible Assets," the Company completed the required transitional impairment test of goodwill in the third quarter of fiscal 2002. As a result of the test, a $20.7 million non-cash charge has been recorded to reflect the writedown of goodwill. This writedown reflects impairment of goodwill in our engineered products, apparel fabrics and import specialty products businesses, and is reported as the cumulative effect of a change in accounting principle as of the first day of fiscal 2002. Including this effect of the change in accounting principle, the Company reported a net loss of $13.3 million, or $0.60 per diluted share, for fiscal 2002.

     The Company has also announced that its annual meeting of shareholders will be held at 10 a.m. Eastern Time on April 25, 2003, at the Riverview Inn, Country Club Drive, in Danville, Virginia. Shareholders of record on February 28, 2003 will be eligible to participate in and vote at the annual meeting.

     Note: This news release contains forward-looking statements under applicable securities laws. We believe our forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations.

     Among our forward-looking statements are expectations concerning the refinancing of our credit facility and our senior subordinated notes.
There can be no assurance that we will be able to refinance this indebtedness on terms that we consider to be favorable or at all. Our inability to refinance this indebtedness prior to its maturity would have a material adverse effect on our liquidity and results of operations.

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     Additionally, our financial condition and results of operations could be materially and adversely affected (i) by economic and political factors outside of our control, including, for example, the effects of military conflicts or terrorist activity on the U.S. economy generally, including in particular any resultant adverse effects on retail demand and the cost of energy and raw materials used in our manufacturing processes; and (ii) by numerous other market and industry factors which are outside our control. Risks associated with our business are detailed in our annual report on Form 10-K filed with the SEC on March 22, 2002 and in our quarterly report on Form 10-Q filed with the SEC on November 8, 2002.


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                                UNAUDITED
                  CONDENSED CONSOLIDATED INCOME STATEMENT
                       (OOO'S EXCEPT PER SHARE DATA)


                          Fourth Quarter                        Year
                        -----------------------       --------------------
                           2002          2001           2002         2001
                        ---------      --------       ---------   --------

Net Sales               $ 153,178      $ 145,824      $ 612,949  $631,072

Cost of Sales             123,343        130,182        500,351   562,606
                        ---------      ---------      ---------  --------
Gross Profit               29,835         15,642        112,598    68,466

S,G and A                  17,399         18,601         68,805    67,910

Amortization of
   Goodwill                    --            902             --     3,617

Other Operating Costs,
   Net                       (240)         4,282           (550)    4,282
                        ---------      ---------      ---------  --------
Operating Income
   (Loss)                  12,676         (8,143)        44,343    (7,343)

Operating Income
   (Expense)                  352             (2)           455       694

Equity in Loss of
   Joint Venture               --             --             --      (244)

Interest Expense            5,906          7,320         26,884    32,063
                        ---------      ---------      ---------  --------
Income (Loss) Before
   Income Taxes and
   Cumulative Effect of
   Accounting Change        7,122        (15,465)        17,914   (38,956)

Provision (Benefit) for
   Income Taxes             2,964         (5,442)        10,534   (18,087)
                        ---------      ---------      ---------  --------
Income (Loss) Before
   Cumulative Effect of
   Accounting Change        4,158        (10,023)         7,380   (20,869)

Cumulative Effect of
   Accounting Change, Net
   of Tax                      --             --        (20,701)       --
                        ---------      ---------      ---------  --------
Net Income (Loss)       $   4,158      $ (10,023)     $ (13,321) $(20,869)
                        =========      =========      =========  ========

                                UNAUDITED
                  CONDENSED CONSOLIDATED INCOME STATEMENT
                       (000's EXCEPT PER SHARE DATA)


                             Fourth Quarter                   Year
                        -----------------------       --------------------
                           2002          2001           2002         2001
                        ---------      ---------      ---------   --------


Earnings (Loss) Per
  Share--Basic:
    Income (Loss) Before
      Cumulative Effect
      of Accounting
      Change            $   0.19       $  (0.46)      $   0.34    $ (0.96)

    Cumulative Effect of
      Accounting Change        --            --          (0.95)        --
                        ---------      --------       --------    -------
     Net Income (Loss)  $    0.19      $   0.46)      $  (0.61)   $ (0.96)
                        =========      ========       ========    =======

Earnings (Loss) Per Share
  --Diluted:
    Income (Loss) Before
      Cumulative Effect
      of Accounting
      Change            $   0.19       $  (0.46)      $   0.33    $ (0.96)

   Cumulative Effect of
      Accounting Change        --            --          (0.93)        --
                        ---------      --------       --------    -------
    Net Income (Loss)   $    0.19      $  (0.46)      $  (0.60)   $ (0.96)
                        =========      ========       ========    =======


Wtd. Avg. No. Shares:
    Basic                  21,839        21,766         21,827     21,766
    Diluted                22,234        21,766         22,163     21,766


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                                 UNAUDITED
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (000's)

                                                    2002           2001
                                                 -----------    ----------
ASSETS:
------
Cash                                            $     2,832   $     8,316
Accounts Receivable                                  71,292        75,029
Inventories                                         151,586       156,508
Other Current Assets                                 19,667        25,107
                                                -----------   -----------
     Total Current Assets                           245,377       264,960

Property, Plant & Equipment, Net                    248,175       273,735
Goodwill, Net                                        91,701       115,134
Other Assets                                         10,269        12,540
                                                -----------   -----------
     Total Assets                               $   595,522   $   666,369
                                                ===========   ===========

Liabilities and Shareholders' Equity:
------------------------------------

Current Maturities of Long-Term Debt            $    241,231  $    26,375
Accounts Payable & Accrued Expenses                   58,439       54,222
                                                ------------  -----------
    Total Current Liabilities                        299,670       80,597

Long-Term Debt                                        10,792      299,024
Deferred Income Taxes and Other Liabilities           56,023       36,410
Shareholders' Equity                                 229,037      250,338
                                                ------------  -----------
    Total Liabilities & Shareholders' Equity    $    595,522  $   666,369
                                                ============  ===========


                                 UNAUDITED
                             SEGMENT INFORMATION
                                   (000's)


                             Fourth Quarter                   Year
                        -----------------------       ---------------------
                           2002          2001           2002         2001
                        ---------      --------       ---------   ---------

Net Sales
   Home Fashions        $ 112,097      $ 108,689      $ 441,157  $ 469,862

   Apparel Fabrics         31,329         27,660        131,482    118,881

   Engineered Products      9,752          9,475         40,310     42,329
                        ---------      ---------      ---------  ---------
     Consolidated Net
         Sales          $ 153,178      $ 145,824      $ 612,949  $ 631,072
                        =========      =========      =========  =========

Operating Income (Loss)
   Home Fashions        $  12,477      $   1,044      $  43,634  $  10,922

   Apparel Fabrics            730         (3,949)         2,158     (8,579)

   Engineered Products       (333)            81         (1,474)      (830)

Corporate Items Not Allocated
   to Segments:

     Amortization of
        Goodwill               --           (902)            --     (3,617)
     Other Operating Costs,
        Net                   240         (4,282)           550     (4,282)
     Other                   (438)          (135)          (525)      (957)
                        ---------      ---------      ---------  ---------
     Consolidated Operating
        Income          $  12,676      $  (8,143)     $  44,343  $  (7,343)
                        =========      =========      =========  =========

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                                 UNAUDITED
                            OTHER FINANCIAL DATA
                                   (000's)


                             Fourth Quarter                   Year
                        -----------------------       ---------------------
                           2002          2001           2002         2001
                        ---------      --------       ---------   ---------

EBITDA                  $  21,957      $   6,665      $  81,653  $  40,007

Depreciation & Amortization
   of Property, Plant
   & Equipment          $   9,521      $   9,624      $  37,860  $  39,451

Capital Expenditures
   in Cash              $   3,797      $   2,455      $  12,384  $  18,246




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  February 4, 2003            /s/ Harry L. Goodrich
                                   ---------------------------------
                                   Harry L. Goodrich
                                   Vice President